Exhibit 23.1

Deloitte & Touche LLP 600 Renaissance Center Suite 900 Detroit, MI 48243-1895 USA Tel: +1 313 396 3000 Fax: +1 313 396 3678 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of InfuSystem Holdings, Inc. and Subsidiary (formerly HAPC, Inc.) dated March 17, 2008, appearing in the Annual Report on Form 10-K of InfuSystem Holdings, Inc. and Subsidiary for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Detroit, Michigan

April 3, 2008

Member of Deloitte Touche Tohmatsu